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                                                                 EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1999 relating to the financial statements, which appears in Conductus, Inc. (and financial statement schedule,) Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP

San Jose, California
February 9, 2000